UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2009

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina		27609
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 14, 2009, First Citizens BancShares, Inc. (BancShares) filed a Current Report on Form 8-K to report that its wholly owned subsidiary, First-Citizens Bank & Trust Company (FCB), had entered into a definitive agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) on September 11, 2009, pursuant to which FCB assumed all of the deposits (excluding certain brokered deposits), all borrowings, and substantially all of the assets of Venture Bank, a commercial bank headquartered in Lacey, Washington.

This Current Report on Form 8-K/A is being filed to update the disclosures in Item 8.01 and to provide the financial information required by Item 9.01. In reliance on guidance provided in Staff Accounting Bulletin, Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (SAB 1:K), BancShares has omitted certain financial information of Venture Bank required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the one set forth in the Agreement, in which the Registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.

Item 2.01 – Completion of an Acquisition or Disposition of Assets

The Agreement provides that assets be purchased and liabilities be assumed by FCB at Venture Bank’s carrying value. Pursuant to the Agreement, FCB received a discount of $110.0 million on the assets and paid no deposit premium.

As required under accounting principles generally accepted in the United States (US GAAP) and as discussed in further detail in Item 9.01, the acquired assets and assumed liabilities were recorded at their estimated fair values. Except where otherwise indicated, the accompanying discussion of assets acquired and liabilities assumed are based on estimated fair values on the date of the Agreement.

Venture Bank operated through 18 branches in the state of Washington, primarily in the vicinity of Seattle and Olympia. The fair value of assets purchased by FCB totaled $794.1 million, including $457.0 million in loans and $43.0 million in other real estate acquired through foreclosure (OREO). FCB assumed liabilities with a fair value of $784.9 million, including $709.1 million in deposits and $55.6 million in long-term obligations.

The loans and foreclosed real estate purchased are covered by two loss sharing agreements between the FDIC and FCB (one for residential real estate loans and the other for all other loans and foreclosed real estate), which affords FCB significant loss protection. Under the loss sharing agreements, the FDIC will cover 80 percent of covered loan and foreclosed real estate losses up to $235.0 million and 95 percent of losses in excess of that amount. The term for loss sharing on residential real estate loans is ten years, while the term for loss sharing on non-residential real estate loans is five years with respect to losses and eight years with respect to loss recoveries. The losses reimbursable by the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss sharing agreements.

Within 15 days after the end of each calendar quarter from December 2009 to September 2019, FCB will deliver to the FDIC a certificate documenting the losses on single family residential mortgage loans and any recoveries offsetting prior losses on such loans during the applicable quarter. Within 30 days after the end of each calendar quarter from the quarter ended December 31, 2009 to the quarter ended December 31, 2014, FCB will deliver to the FDIC a certificate documenting the losses on all other loans and foreclosed real estate and any recoveries offsetting prior losses on such loans. In addition, within 15 days after the end of each quarter from December 31, 2014 to June 30, 2017, the Bank will deliver to the FDIC a certificate documenting recoveries on other loans and OREO.

Within 15 days after the FDIC receives a certificate as described above, the FDIC will remit payment for the covered portion of a net loss reflected in such certificate. If a certificate reflects a net recovery, then FCB will remit to the FDIC the covered percentages at the time the certificate is submitted.

An analysis of the likely short-term and long-term effects of the loss sharing agreements on FCB’s cash flows and reported results is included in Item 9.01 below.

The foregoing description of the Agreement, including the loss sharing agreements, is a summary and is qualified in its entirety by reference to the full version of the Agreement. A copy of the Agreement, including the loss sharing agreements, is attached as Exhibit 99.2 to this amended Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

As set forth in Item 2.01 above, on September 11, 2009, FCB acquired most of the assets and assumed most of the liabilities of Venture Bank pursuant to the Agreement. The following discussion should be read in conjunction with the historical financial statements and the related notes of BancShares, which have been filed with the Securities and Exchange Commission and the audited statement of assets acquired and liabilities assumed, which is included as Exhibit 99.3 to this filing.

FAIR VALUE ESTIMATES

The determination of the fair value of assets acquired and liabilities assumed involves a high degree of judgment and complexity. Management estimated fair values of the acquired assets and assumed liabilities in accordance with US GAAP. However, the amount that BancShares realizes on these assets and liabilities could differ materially from the carrying value reflected in the financial statements. The fair value of the acquired loans, OREO and the FDIC receivable for loss sharing agreements reflects management’s best estimate of the amount to be realized on each of these assets. To the extent the actual values realized for the acquired loans and OREO are different from the estimates, the FDIC loss sharing receivable will generally be impacted in an offsetting manner due to the terms of loss-sharing support from the FDIC.

SUMMARY

Including the impact of all fair value adjustments, acquired assets totaled $794.1 million or 4.6 percent of BancShares’ consolidated assets as of June 30, 2009. The fair value of loans acquired totaled $457.0 million, which represented 4.0 percent of gross loans and leases as of June 30, 2009. Acquired overnight investments totaled $104.2 million or 45.4 percent of BancShares’ overnight investments at June 30, 2009. The fair value of OREO totaled $43.0 million. FCB recorded a $139.0 million receivable that was based on projected amounts to be received from the FDIC under the Venture Bank loss sharing agreements. BancShares also received cash of $19.4 million.

The fair value of total liabilities assumed equaled $784.9 million or 4.9 percent of total liabilities at June 30, 2009. Deposit liabilities assumed totaled $709.1 million or 4.9 percent of deposit liabilities at June 30, 2009. Long-term obligations assumed from Venture Bank totaled $55.6 million or 7.6 percent of total long-term obligations at June 30, 2009.

INVESTMENTS

The following table presents information regarding the securities portfolio acquired on September 11, 2009:

Type of Security	Original par value	Fair value	Contractual yield	Average maturity (years/months)
FNMA, GNMA and FHLMC mortgage-backed securities	$45,127	$20,619	4.74%	(a)
Municipal securities	10,090	5,578	0.78%	14/6
Other	1,135	1,675	7.25%	21/3

Total	$56,352	$27,872	4.08%

(a)	securities do not mature on a single date;

LOANS

The following table presents information regarding the loan portfolio acquired on September 11, 2009:

	September 11, 2009
	Contractual balance acquired	Fair value adjustments	Fair value acquired
	(thousands)
Loans covered by loss sharing agreements:
Construction/land development	$187,293	$76,883	$110,410
Commercial mortgage	265,036	55,201	209,835
Residential mortgage	131,399	42,175	89,224
Commercial and industrial	52,181	7,818	44,363
Consumer	3,426	263	3,163

Total loans covered by loss sharing agreements	$639,335	$182,340	$456,995

ASSET QUALITY

The following table presents information regarding the fair value of nonperforming assets of Venture Bank acquired on September 11, 2009:

September 11, 2009
(thousands)
Nonaccrual loans covered under loss sharing agreements	$32,965
Other real estate owned covered under loss sharing agreements	42,994

Total nonperforming assets covered under loss sharing agreements	$75,959

Accruing loans more than 90 days past due	$—

At September 11, 2009, the contractual balance of Venture Bank’s nonaccrual loans was $136.9 million.

DEPOSITS

The following table presents information regarding the Venture Bank deposits assumed by FCB:

September 11, 2009
(thousands)
Demand	$305,317
Savings	34,712
Time	369,062

Total acquired deposits	$709,091

All of Venture Bank’s brokered deposits were retained by the FDIC.

FCB recorded a core deposit intangible asset based on an estimated value of transaction accounts assumed from Venture Bank. The $3.0 million of core deposit intangible will be amortized on an accelerated basis over its estimated average life, which was determined to be four years. Non-transaction deposit balances were determined to have no core deposit intangible value.

LONG-TERM OBLIGATIONS

As of September 11, 2009, there were $50.0 million in contractual borrowings of Venture Bank outstanding from the Federal Home Loan Bank of Seattle (“FHLB”). The borrowings were recorded at their estimated fair value of $55.6 million, which was derived based on pricing of borrowings with similar terms available at the purchase date.

RESULTS OF OPERATIONS

BancShares believes the transaction will improve net interest income, as interest earned on acquired loans and investments will exceed interest paid on assumed deposits and borrowings. The extent to which net interest income may be adversely affected by a portion acquired loans that may be designated as nonaccrual loans at a later date will likely be offset by the loss sharing agreements and the related discounts recorded upon the purchase of the loans.

Based upon the acquisition date fair values of the net assets acquired, no goodwill was recorded. The transaction resulted in a gain of $46.2 million, which was included in noninterest income in the September 30, 2009 consolidated statement of operations in BancShares’ Quarterly Report on Form 10-Q. The gain resulted from the difference between the purchase price and the estimated fair values of acquired assets and assumed liabilities.

Purchased loans and OREO are covered by loss sharing agreements between the FDIC and FCB, which provide FCB with significant loss protection. Under the loss sharing agreements, the FDIC will cover 80 percent of covered loan and foreclosed real estate losses up to $235.0 million and 95 percent of losses in excess of $235.0 million. BancShares expects to be reimbursed by the FDIC for 80 percent of the post-acquisition losses incurred on loans and OREO.

The loss sharing agreements will likely have a material impact on the cash flows and operating results of BancShares. It is likely that significant covered loan balances will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the contractual obligation. In such instances, BancShares will likely designate the loan as nonaccrual, which will affect operating results. If the borrower is unable to make the contractual payments, cash flows will be affected. If a loan is subsequently charged off after BancShares exhausts its collection efforts, the loss sharing agreements will cover a substantial portion of the loss associated with the covered assets.

BancShares does not expect to record any significant loan loss provisions in the foreseeable future related to Venture Bank’s loan portfolio because the loans were written down to estimated fair value in connection with the recording of the acquisition. Nevertheless, in the event that acquired loan quality deteriorates further in future periods, FCB will record provisions for loan losses and increases to the FDIC receivable.

BancShares believes that noninterest income and expense will both increase as a result of the Venture Bank transaction. Noninterest income will benefit from the service charge income and other fees generated by new customer relationships. Noninterest expenses will increase due to the personnel, occupancy and other operating costs resulting from the new markets.

LIQUIDITY

Assets acquired from Venture Bank include $164.2 million of highly-liquid assets (cash, overnight investments and investment securities available for sale), which represent 20.2 percent of total acquired assets. These assets provide liquidity for various operating needs, including deposit runoff. In addition, the acquisition provides access to new customers, and allows BancShares the opportunity to generate new deposit balances as needed to support its liquidity position.

At September 30, 2009, BancShares’ highly-liquid assets totaled $4.23 billion, compared to $4.61 billion at June 30, 2009. The $386.5 million reduction in highly-liquid assets reflects the impact of the Venture Bank acquisition as well as the acquisition of Temecula Valley Bank (TVB), which was acquired by FCB on July 17, 2009 in a federally-assisted transaction.

CAPITAL

At September 30, 2009, BancShares and FCB were “well-capitalized.” The ratios shown below reflect the impact of the Venture Bank and TVB acquisitions. The impact of the acquisitions of Venture Bank or TVB was not material to the risk-based capital ratios or the leverage ratios of BancShares or FCB.

	September 30, 2009
	BancShares	FCB	Well-capitalized requirement
Tier 1 risk-based capital ratio	13.33%	12.74%	6.00%
Total risk-based capital ratio	15.58%	15.15%	10.00%
Tier 1 leverage capital ratio	9.73%	8.90%	5.00%

RISK FACTORS

Mergers and acquisitions

We must receive federal and state regulatory approvals before we can acquire a bank or bank holding company. Prior to granting approval, bank regulators will consider, among other factors, the effect of the acquisition on competition, financial condition and future prospects including current and projected capital ratios, the competence, experience and integrity of management, our record of compliance with laws and regulations, and the convenience and needs of the communities to be served, including our record of compliance under the Community Reinvestment Act. We cannot be certain when or if any required regulatory approvals will be granted or what conditions may be imposed by the approving authority.

In addition to the risks related to regulatory approvals, complications in the conversion of operating systems, data systems and products may result in the loss of customers, damage to our reputation, operational problems, one-time costs currently not anticipated or reduced cost savings resulting from a merger or acquisition. The integration could result in higher than expected deposit attrition, loss of key employees, disruption of our businesses or the businesses of the acquired company, or otherwise adversely affect our ability to maintain relationships with customers and employees or achieve the anticipated benefits of the acquisition.

With respect to the 2009 acquisitions, the exposures to prospective losses on certain assets are covered under loss sharing agreements with the FDIC. These loss sharing agreements impose certain obligations on us that, in the event of noncompliance could result in the disallowance of our rights under the loss sharing agreements.

Unfavorable changes in economic conditions

BancShares’ business is highly affected by national, regional and local economic conditions. These conditions cannot be predicted or controlled, and may have a material impact on our operations and financial condition. Unfavorable economic developments such as an increase in unemployment rates, decreases in real estate values, rapid changes in interest rates, higher default and bankruptcy rates and various other factors could weaken the national economy as well as the economies of specific communities we serve. Weakness in our market areas could depress our earnings and financial condition because borrowers may not be able to repay their loans, collateral values may fall, and the general quality of our loan portfolio may decline.

Instability in real estate markets

Disruption in residential housing markets including reduced sales activity and falling market prices have adversely affected collateral values. Instability in residential and commercial real estate markets could result in higher credit losses in the future if customers default on loans that, as a result of lower property values, are no longer adequately collateralized. The weak real estate markets could also affect our ability to sell other real estate owned.

Operational and data security risk

We are exposed to many types of operational risks, including reputational risk, legal and compliance risk, the risk of illegal activities conducted by employees or outsiders, data security risk and operational errors. Our dependence on automated systems, including the automated systems used by acquired entities, to record and process transactions may further increase the risk that technical failures or tampering of those systems will result in losses that are difficult to detect. We are also subject to disruptions of our operating systems arising from events that are wholly or partially beyond our control.

Liquidity

Liquidity is essential to our businesses. Our deposit base represents our primary source of liquidity, and we normally have the ability to stimulate deposit growth through our pricing strategies. However, in circumstances where our ability to generate needed liquidity is impaired, we would need access to alternative liquidity sources such as overnight or other short-term borrowings. While we maintain access to alternative funding sources, we are dependent on the counterparty’s willingness to lend to us and their liquidity capacity.

Litigation

The frequency of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions remain high. Substantial legal liability or significant regulatory action against us may have material adverse financial effects or cause significant reputational harm.

Financial Statements

The following financial statements are attached hereto as Exhibit 99.3 and incorporated by reference into this Item 9.01:

Audited Statement of Assets Acquired and Liabilities Assumed at September 11, 2009

(d)	Exhibits

99.2	Purchase and Assumption Agreement dated September 11, 2009, between Registrant’s wholly-owned subsidiary First-Citizens Bank & Trust Company and the Federal Deposit Insurance Corporation
99.3	Statement of Assets Acquired and Liabilities Assumed at September 11, 2009

FORWARD-LOOKING STATEMENTS

Statements in this document and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and in other documents filed by us from time to time with the Securities and Exchange Commission.

Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “projects,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of BancShares’ management about future events.

Factors that could influence the accuracy of those forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, customer acceptance of our services, products and fee structure, the competitive nature of the financial services industry, our ability to compete effectively against other financial institutions in our banking markets, actions of government regulators, the level of market interest rates and our ability to manage our interest rate risk, changes in general economic conditions that affect our loan and lease portfolio, the abilities of our borrowers to repay their loans and leases, the values of real estate and other collateral, the impact of the acquisitions of Temecula Valley Bank and Venture Bank, and other developments or changes in our business that we do not expect.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
(Registrant)

Date: December 21, 2009	By:	/s/ Kenneth A. Black
Kenneth A. Black Chief Financial Officer